UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2008
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, EESTech, Inc. (the “Company”) entered into a Consultancy Agreement (the “Agreement”) with Australia Corporation Consulting Pty Ltd (“ACC”). The Company disclosed the terms of the Agreement by filing a current report on Form 8-K with the Securities and Exchange Commission on June 6, 2007 (the “Prior Filing”). The contents of the Prior Filing, including all exhibits thereto, as they pertain to ACC are incorporated herein by reference.

On June 18, 2008 the Company and ACC entered into a letter agreement (the “Letter Agreement”) pursuant to which they mutually agreed to make the amendments to the Agreement listed below. The Letter Agreement is filed as an exhibit to this filing, and the terms thereof are incorporated herein by reference.

a. The term of the contract has been amended to end on March 31, 2010;
b. The cash remuneration to be paid to ACC has been reduced to USD125,000 per annum for each of the periods from April 1, 2008 through March 31, 2009 and April 1, 2009 through March 31, 2010; and
c. The monthly stock entitlement, effective as of April 1, 2008, has been reduced to 3,000 shares of common stock of the Company for the remaining term of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Other Exhibits

10.1	Letter Agreement dated June 18, 2008 between the Company and Australia Corporation Consulting Pty Ltd., concerning the Consultancy Agreement dated May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: June 20, 2008	By: /s/ Murray Bailey
Name: Murray Bailey
Title: President